SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 17, 2005

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. ACQUISITION OR DISPOSITION OF ASSETS

Inergy, L.P. filed audited financial statements and unaudited pro forma financial statements for the year ended September 30, 2004 for the Star Gas Propane, L.P. Acquisition on Form 8-K on December 15, 2004 satisfying our obligation under Regulation S-X rule 3-05. This report will update certain of the pro forma financial statement information contained in the December 15, 2004 filing.

On December 17, 2004, Inergy, L.P. closed the acquisition of Star Gas Propane, L.P. from Star Gas Partners, L.P. The purchase price of Star Gas Propane, L.P. approximated $480 million, net of cash acquired. In connection with the acquisition, we entered into a 364-day credit facility and borrowed $375.0 million under this facility on November 17, 2004. On December 22, 2004, Inergy, L.P. and its wholly-owned subsidiary, Inergy Finance Corp., completed a private placement of $425 million in aggregate principal amount of 6.875% senior unsecured notes due 2014 (the “Senior Notes”). We used the net proceeds from the $425 million private placement of Senior Notes to repay all amounts drawn under the 364-day credit facility, with the $39.9 million balance of the net proceeds being applied to the revolving acquisition credit facility. Concurrent with the closing of the Star Gas Propane, L.P. acquisition, Inergy, L.P. issued 3,568,139 Common Units to unrelated third parties resulting in proceeds of $91.0 million, net of offering expenses. These proceeds were obtained to partially fund the acquisition of Star Gas Propane, L.P.

In December 2004, Inergy, L.P. issued 4,400,000 Common Units in a public offering, resulting in proceeds of $121.3 million, net of underwriter’s discount, commission, and offering expenses. On January 4, 2005, the underwriters exercised their option to purchase 660,000 units resulting in net proceeds to us of approximately $18.2 million in connection with the December 2004 Common Unit offering. These funds were used to repay a portion of the borrowings under our credit agreement.

The following are our unaudited pro forma financial statements for the three months ended December 31, 2004. The unaudited pro forma income statement reflects our consolidated historical operating results as adjusted for the following transactions:

•	our acquisition of Star Gas Propane, L.P.;

•	our $425 million senior notes offering: and,

•	our 8,628,139 Common Unit offerings.

The pro forma statement of operations assumes these transactions occurred on October 1, 2004.

The pro forma statement of operations for the three months ended December 31, 2004 does not include the pro forma effect of any acquisitions other than the acquisition of Star Gas Propane.

The unaudited pro forma statement of operations was derived by adjusting our unaudited historical financial statements. The adjustments are based on currently available information and, therefore, the actual adjustments may materially differ from the pro forma adjustments. The acquisition of Star Gas Propane, L.P. was accounted for as an acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. The assets and liabilities of Star Gas Propane, L.P. will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the following unaudited pro forma consolidated financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma consolidated financial statements. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above.

For a description of all of the assumptions used in preparing the pro forma financial and operating data, you should read the notes to the unaudited pro forma consolidated financial statements for Inergy, L.P. The pro forma financial statements should not be considered as indicative of the historical results we would have had or the results that we will have in the future.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

Inergy, L.P.

Unaudited Pro Forma Condensed Combined Income Statement

For the Three Months Ended December 31, 2004

	Historical (a)		Pro Forma Adjustments		Pro Forma
	Inergy, L.P.	Star Gas Propane, L.P.
	($ in thousands)
Revenues:
Propane	$224,476	$58,722	—		$283,198
Other	32,989	—	—		32,989

	257,465	58,722	—		316,187
Cost of product sold	192,777	38,442	—		231,219

Gross profit	64,688	20,280	—		84,968
Expenses:
Operating and administrative	34,790	19,892	—		54,682
Depreciation and amortization	8,846	3,481	(57	)(b)	12,270

Operating income (loss)	21,052	(3,093)	57		18,016
Other income (expense)
Interest expense	(3,469)	(1,411)	(2,569	)(c)	(7,449)
Interest expense related to write off
of deferred financing costs(d)	(6,990)	—	—		(6,990)
Gain (loss) on sale of property, plant and equipment	173	—	—		(173)
Finance charges	236	—	—		236
Other	57	—	—		57

Income (loss) before income taxes	11,059	(4,504)	(2,512)		4,043
Provision for income tax	(58)	(48)			(106)

Net income (loss)	$11,001	$(4,552)	$(2,512)		$3,937

Non-managing general partners’ interest in net income	$728				$780
Limited partners’ interest in net income	$10,273				$3,156
Net income (loss) per limited partner unit:
Basic:	$0.41				$0.10

Diluted:	$0.40				$0.09

Weighted average limited partners’ units outstanding:
Basic:	25,310				32,878

Diluted:	25,874				33,442

See accompanying notes.

Notes to unaudited pro forma condensed combined financial information

Pro forma adjustments

(a)	The Star Gas Propane acquisition closing date was effective for financial reporting purposes as if the transaction was consummated on December 1, 2004, as such, the Inergy L.P. historical statement of operations for the three months ended December 31, 2004 includes one month of the Star Gas Propane, L.P. results of operations from December 1, 2004 to the end of the period. The Star Gas Propane, L.P. historical statement of operations for the three months ended December 31, 2004 include results of operations for the period from October 1, 2004 through November 30, 2004.

(b)	Reflects the pro forma adjustment to depreciation and amortization expense as follows (in thousands):

	Eliminate the historical depreciation and amortization expense	$(3,481)
	Pro forma depreciation and amortization expense	3,424

	Pro forma adjustment to depreciation and amortization expense	$(57)

(c)	Reflects pro forma adjustments to interest expense as follows (in thousands):

	Eliminate historical interest expense	$(1,411)
	Interest expense relation to the new senior notes and the new credit facility	3,563
	Interest expense resulting from amortization of deferred financing costs	417

	Pro forma adjustment to interest expense	$2,569

(d)	Reflects amounts recognized as expense in the quarter ended December 31, 2004, incurred in connection with the retirement of our 364-day credit facility used to fund a portion of our acquisition of Star Gas Propane, and deferred financing costs written off with the retirement of our previous credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its Managing General Partner

Date: March 17, 2004	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Vice President, General Counsel and Secretary